Exhibit 8
                         DETECTION SYSTEMS, INC.
    COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

Year Ended March 31,                  1995        1994        1993
                                      -------     ---------   ---------
Income before cumulative effect of
  a change in accounting principle    $1,514,489  $1,144,641  $1,436,852
Add - Interest on 9% convertible                                  13,500
  debentures (2)
Add - Interest on deferred compensation   51,032      30,296      33,071
                                      ----------  ----------  ----------

Income before cumulative effect of a
  change in accounting principle
  applicable to common stock           1,565,521   1,174,937   1,483,423
Cumulative effect of change
  in accounting principle                            130,800
                                      ----------  ----------   ----------
Adjusted net income applicable to
  common stock                        $1,565,521  $1,305,737    $1,483,423
                                      ==========  ==========    ==========
Number of shares:
  Weighted average number of shares 2,746,756 2,682,542 2,632,812 Add - Common stock equivalents due to
  Assumed exercise of stock options and
    warrants                              30,885      46,361        65,307
  Assumed conversion of shares earned in
    deferred compensation plan           211,497     209,170       187,729
  Assumed conversion of convertible
    debentures(2)                                                   31,641
                                       ---------  ----------    ----------
Total common and common equivalent
  shares                               2,989,138   2,938,073     2,917,489
                                      ==========  ==========    ==========

Earnings per common and common equivalent
  share (1):
Income before cumulative effect of a
  change in accounting principle            $.52        $.40          $.51
Cumulative effect of a change in accounting
  principle                                              .04
                                            ----        ----          ----
Net income                                  $.52        $.44          $.51

NOTES:
(1)  All per share amounts reflect the September 13, 1991 8% stock dividend.
(2) During 1993, convertible debentures were dilutive only in the first quarter.

                               Exhibit 10

                         DETECTION SYSTEMS, INC.
    COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE


Year Ended March 31,                      1992       1991
                                     ---------  ---------
Income before cumulative effect of
  a change in accounting principle  $1,494,128 $1,907,976
Add - Interest on 9% convertible        54,000     59,400
  debentures (2)
Add - Interest on deferred compen-
  sation                                26,240     30,700
                                     ---------  ---------

Income before cumulative effect of a
  change in accounting principle
  applicable to common stock         1,574,368  1,998,076
Cumulative effect of change in
  accounting principle
                                     ---------  ---------
Adjusted net income applicable to
  common stock                      $1,574,368 $1,998,076
                                    ========== ==========
Number of shares:
  Weighted average number of shares  2,573,604  2,569,200
  Add - Common stock equivalents due to -
  Assumed exercise of stock options and
    warrants                           115,237    125,635
  Assumed conversion of shares earned in
    deferred compensation plan         134,460    162,686
  Assumed conversion of convertible
    debentures(2)                      126,563    117,188
                                      --------   --------
Total common and common equivalent
   shares                            2,949,864  2,974,709
                                    ========== ==========

Earnings per common and common equivalent
   share (1):
Income before cumulative effect of a
  change in accounting principle          $.53       $.67
Cumulative effect of a change in accounting
  principle
                                          ----       ----
Net income                                $.53       $.67


NOTES:
(1)  All per share amounts reflect the September 13, 1991 8% stock dividend.
(2) During 1993, convertible debentures were dilutive only in the first quarter.